                                                                   EXHIBIT 25(g)

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)__

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

A National Banking Association                                36-0899825
                                                              (I.R.S. employer
                                                         identification number)


One First National Plaza, Chicago, Illinois                   60670-0126
       (Address of principal executive offices)               (Zip Code)

                       The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                         Chicago, Illinois 60670-0286
            Attn: Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)


                             ---------------------


                      THE BANK OF NEW YORK COMPANY, INC.
              (Exact name of obligor as specified in its charter)

       New York                                                 13-2614959
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                            identification number)

       48 Wall Street
       New York, New York                                        10286
(Address of principal executive offices)                        (Zip Code)

                     Guarantee of Preferred Securities of
                                 BNY Capital I
                        (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following
          -------------------
          information as to the trustee:

          (a)  Name and address of each examining or
          supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington, D.C.

          (b)  Whether it is authorized to exercise
          corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations With the Obligor. If the obligor
          -----------------------------
          is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16.  List of exhibits.  List below all exhibits filed as a
          ----------------
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4. A copy of the existing by-laws of the trustee.*

          5. Not Applicable.

          6. The consent of the trustee required by
             Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable.

          9. Not Applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 9th day of December, 1996.

                                 The First National Bank of Chicago,
                                 Trustee

                                 By: /s/ Richard D. Manella

                                     Richard D. Manella
                                     Vice President

* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc. filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).

                                   EXHIBIT 6

                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT

                               December 9, 1996


Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In connection with the qualification of a Guarantee of The Bank of New York Company, Inc., relating to BNY Capital I, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                        Very truly yours,

                                        The First National Bank of Chicago

                                        By: /s/ Richard D. Manella

                                            Richard D. Manella
                                            Vice President

                                   EXHIBIT 7

Legal Title of Bank:    The First National Bank of Chicago   Call Date: 09/30/96  ST-BK: 17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0460                                       Page RC-1
City, State Zip:        Chicago, IL 60670
FDIC Certificate No:    0/3/6/1/8
                        ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC-Balance Sheet

                                                                                                                              LESS
                                                                                                                 C400         THAN-
                                                                                 Dollar Amounts in           ------------    -------
                                                                                     Thousands       RCFD    Bil Mil Thou
                                                                                 -----------------   ----    ------------
ASSETS

1.   Cash and balances due from depository institutions
     (from Schedule RC-A):
     a. Noninterest-bearing balances and currency and coin(1)...............                        0081     4,041,784          1.a.
     b. Interest-bearing balances(2)........................................                        0071     5,184,890          1.b.
2.   Securities
     a. Held-to-maturity securities (from Securities RC-B, column A)........                        1754             0          2.a.
     b. Available-for-sale securities (from Schedule RC-B, column D)........                        1773     3,173,481          2.b.
3.   Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
     a. Federal Funds sold..................................................                        0276     3,505,874          3.a.
     b. Securities purchased under agreements to resell.....................                        0277       145,625          3.b.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule
     RC-C)..................................................................   RCFD 2122 22,835,958                             4.a.
     b. LESS: Allowance for loan and lease losses...........................   RCFD 3123    418,851                             4.b.
     c. LESS: Allocated transfer risk reserve...............................   RCFD 3128          0                             4.c.
     d. Loans and leases, net of unearned income, allowance, and
        reserve (item 4.a minus 4.b and 4.c)................................                        2125    22,417,107          4.d.
5.   Assets held in trading accounts........................................                        3545     8,121,948          5.
6.   Premises and fixed assets (including capitalized leases)...............                        2145       707,971          6.
7.   Other real estate owned (from Schedule RC-M)...........................                        2150         9,184          7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M).........................................                        2130        53,803          8.
9.   Customers' liability to this bank on acceptances outstanding...........                        2155       626,690          9.
10.  Intangible assets (from Schedule RC-M).................................                        2143       310,246         10.
11.  Other assets (from Schedule RC-F)......................................                        2160     1,658,123         11.
12.  Total assets (sum of items 1 through 11)...............................                        2170    49,956,726         12.

----------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:    The First National Bank of Chicago Call Date: 09/30/96
                          ST-BK: 17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0460             Page RC-2
City, State Zip:        Chicago, IL 60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

Schedule RC-Continued

                                                                         Dollar Amounts in
                                                                             Thousands                       Bil Mil Thou
                                                                         -----------------                   ------------
LIABILITIES
13.  Deposits:
     a.  In domestic offices (sum of totals of columns A and C
         from Schedule RC-E, part 1)................................                           RCON 2200      22,369,341   13.a.
         (1) Noninterest-bearing(1).................................    RCON 6631  9,726,987                               13.a.(1)
         (2) Interest-bearing ......................................    RCON 6636 12,642,354                               13.a.(2)
     b.  In foreign offices, Edge and Agreement subsidiaries, and
         IBFs (from Schedule RC-E, part II).........................                           RCFN 2200      10,026,286   13.b.
         (1) Noninterest bearing ...................................    RCFN 6631    336,746                               13.b.(1)
         (2) Interest-bearing ......................................    RCFN 6636  9,689,540                               13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
     its Edge and Agreement subsidiaries, and in IBFs:
     a.  Federal funds purchased ...................................                           RCFD 0278         884,553   14.a.
     b.  Securities sold under agreements to repurchase ............                           RCFD 0279         717,211   14.b.
15.  a.  Demand notes issued to the U.S. Treasury ..................                           RCON 2840          14,120   15.a.
     b.  Trading Liabilities .......................................                           RCFD 3548       5,409,585   15b.
16.  Other borrowed money:
     a.  With original maturity of one year or less.................                           RCFD 2332       3,414,577   16.a.
     b.  With original maturity of more than one year ..............                           RCFD 2333          46,685   16b.
17.  Mortgage indebtedness and obligations under capitalized leases.                           RCFD 2910         285,671   17.
18.  Bank's liability on acceptance executed and outstanding........                           RCFD 2920         626,690   18.
19.  Subordinated notes and debentures .............................                           RCFD 3200       1,250,000   19.
20.  Other liabilities (from Schedule RC-G) .........................                          RCFD 2930       1,005,205   20.
21.  Total liabilities (sum of items 13 through 20).................                           RCFD 2948      46,049,924   21.
22.  Limited-Life preferred stock and related surplus ..............                           RCFD 3282           0       22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus..................                           RCFD 3838           0       23.
24.  Common stock ..................................................                           RCFD 3230         200,858   24.
25.  Surplus (exclude all surplus related to preferred stock).......                           RCFD 3839       2,925,894   25.
26.  a. Undivided profits and capital reserves .....................                           RCFD 3632         770,670   26.a.
     b. Net unrealized holding gains (losses) on available-for-sale
        securities .................................................                           RCFD 8434          10,194   26.b.
27.  Cumulative foreign currency transition adjustments.............                           RCFD 3284            (814)  27.
28.  Total equity capital (sum of items 23 through 27) .............                           RCFD 3210       3,906,802   28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28) .........................                           RCFD 3300      49,956,726   29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that
     best describes the most comprehensive level of auditing work performed                     Number
     for the bank by independent external auditors as of any date during 1995 .....RCFD 6724....[N/A]                      M.I.

1. = Independent audit of the bank conducted in accordance            4. = Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified              external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank              authority)
2. = Independent audit of the bank's parent holding company           5. = Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing              auditors
     standards by a certified public accounting firm which            6. = Compilation of the bank's financial statements by
     submits a report on the consolidated holding company                  external auditors
     (but not on the bank separately)                                 7. = Other audit procedures (excluding tax preparation work)
3. = Directors' examination of the bank conducted in                  8. = No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

__________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.